SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 4, 2002

PHARSIGHT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. El Camino Real, Suite 200

Mountain View, CA  94040

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 314-3800

Item 5.  Other Events and Regulation FD Disclosure

On November 4, 2002, Pharsight Corporation announced that it had received notification from The Nasdaq Stock Market, Inc., indicating that its securities would be delisted from The Nasdaq National Market at the opening of business on November 8, 2002.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.   Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Press release, dated November 4, 2002, entitled “Pharsight Corporation Announces Receipt of Nasdaq Delisting Notice.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2002	PHARSIGHT CORPORATION

	By:	/s/ Shawn M. O’Connor
	Name:	Shawn M. O’Connor
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1

Press release, dated November 4, 2002, entitled “Pharsight Corporation Announces Receipt of Nasdaq Delisting Notice.”